UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2014

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On November 19, 2014, KLA-Tencor Corporation (the “Company”) issued a press release announcing, among other things, a revised outlook for the second quarter of fiscal year 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.
The Company’s Board of Directors has declared a special cash dividend of $16.50 per share on its common stock payable on December 9, 2014 to the Company’s stockholders of record as of the close of business on December 1, 2014.
The Company will redeem $750.0 million outstanding principal amount of the Company’s 6.900% Senior Notes due 2018 on December 19, 2014 (“Redemption Date”). The redemption price will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis, at a rate equal to the sum of the treasury rate plus 50 basis points, plus the accrued and unpaid interest to, but not including, the Redemption Date.
In connection with the special cash dividend, the Company’s Board of Directors and the Compensation Committee (the “Compensation Committee”) of the Board of Directors have approved a proportionate and equitable adjustment to outstanding equity awards (restricted stock units and stock options), as required under the 2004 Equity Incentive Plan (the “Plan”). Outstanding restricted stock units under the Plan will receive an amount equivalent to the special cash dividend upon the vesting of those awards, subject to other provisions of the Plan. Outstanding stock options under the Plan will be adjusted under a formula determined by the Compensation Committee and intended to comply with the provisions of the Plan and other applicable regulations.
Forward-Looking Statements: Statements in this Current Report on Form 8-K other than historical facts, such as statements regarding the payment of the special cash dividend; the completion of the planned redemption of $750.0 million outstanding principal amount of the Company’s 6.900% Senior Notes due 2018; the expected characterization of the special cash dividend between dividend and return of capital; and the revised outlook by the Company for the second quarter of fiscal year 2015, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors; the financial condition of the global capital markets and the general macroeconomic environment; new and enhanced product and technology offerings by competitors; cancellation of orders by customers; the ability of the Company’s research and development teams to successfully innovate and develop technologies and products that are responsive to customer demands; the Company’s ability to successfully manage its costs; market acceptance of the company's existing and newly issued products; and changing customer demands. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this release, please refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2014, subsequently filed Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). The Company assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Text of press release issued by KLA-Tencor Corporation dated November 19, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: November 19, 2014	By:	/s/ BRIAN M. MARTIN
	Name:	Brian M. Martin
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Text of press release issued by KLA-Tencor Corporation dated November 19, 2014